Exhibit 5



Paul R. Mattingly
(513) 977-8281

                                    January 11, 2000


Cintech Tele-Management Systems, Inc.
2100 Sherman Avenue
Cincinnati, OH 45212

Ladies and Gentleman:

     This opinion is rendered for use in connection with the Registration Statement on Form S-8 prescribed pursuant to the Securities Act of 1933, to be filed by Cintech Tele-Management Systems, Inc. (the "Company") with the Securities and Exchange Commission, under which an additional 1,274,152 shares of the Company's Common Stock without par value ("Common Stock") are to be registered for issuance pursuant to the Cintech Tele-Management Systems, Inc. Amended and Restated Stock Option Plan (the "Plan").

     We hereby consent to the filing of this opinion as Exhibits 5 and
23.2 to the Registration Statement and to the reference to our name in the Registration Statement.

     As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Code of Regulations and the record of proceedings of the directors of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

     2. The Plan has been duly and validly authorized and adopted, and the additional 1,274,152 shares of the Company's Common Stock that may be issued and sold from time to time in accordance with the Plan have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.

                                    Very truly yours,

                                    DINSMORE & SHOHL LLP

                                    /s/ Paul R. Mattingly

                                    Paul R. Mattingly